Exhibit 3.1

Form 426 **(Revised 05/11)** Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 **Filing Fee: $15**	**Resolution Relating to a Series of Shares**	This space reserved for office use.

Entity Information

The name of the corporation is:

Calpian, Inc.

State the name of the entity as currently shown in the records of the secretary of state.

The file number issued to the filing entity by the secretary of state is: 0800661948

Copy of Resolution

(Please check only one box.)

☐ A copy of a resolution establishing and designating a series of shares is attached.

☑ A copy of a resolution increasing or decreasing the number of shares in an established series is attached.

☐ A copy of a resolution deleting an established series is attached.

☐ A copy of a resolution amending an established series is attached.

Adoption of Resolution

The resolution was adopted by all necessary action on the part of the corporation on:
March 7, 2014

mm/dd/yyyy

Effectiveness of Filing (Select either A, B, or C.)

A. ☑ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ____________________

Form 426

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C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ______________________

The following event or fact will cause the document to take effect in the manner described below:

____

____

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: March 7, 2014

/s/ Harold Montgomery

Harold Montgomery, Chief Executive Officer

Signature and title of authorized officer

Form 426

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UNANIMOUS WRITTEN CONSENT
of the
BOARD OF DIRECTORS
of
CALPIAN, INC.

March 7, 2014
________________________________________________________________________

In accordance with the Texas Business Organizations Code of the State of Texas and Article IV, Section 4.04 of the Bylaws of Calpian, Inc. (the “Corporation”), the undersigned, constituting all of the directors of the Corporation, hereby take the following actions and adopt the following resolutions by written consent without a meeting:

[Change in Designation of Series B Preferred Stock]

Whereas, the Board has determined that, in order to accommodate the issuance of securities contemplated by the Board, it is in the best interest of the Corporation to amend the Certificate of Designation of the Corporation’s Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred”), in order to reduce the number of shares designated as Series B Preferred from 900,000 to 500,000 (the “Reduction in Series B Shares”);

Whereas, the Reduction in Series B Shares shall be effectuated pursuant to the Resolution Relating to a Series of Shares (the “COD Resolution”), the form of which is attached hereto as Exhibit C.

NOW, THEREFORE BE IT RESOLVED, that the Board hereby approves, authorizes and ratifies the Reduction in Series B Shares in all respects; and it is further

RESOLVED, that the form, terms and provisions of the COD Resolution be, and the same hereby is, authorized, approved and ratified in all respects and that the Corporation’s CEO, be, and hereby is, authorized, in the name and on behalf of the Corporation and under its corporate seal or otherwise, to execute and deliver and file the COD Resolution with the State of Texas, with such changes therein as the officer executing the same shall approve, such approval to be conclusively evidenced by his execution thereof; and be it further

[OMNIBUS]

Resolved, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed for and on behalf of the Corporation to take (or cause to be taken) any and all action, to execute, file and deliver (or cause to be executed, filed or delivered) any and all documents, certificates, instructions, requests or other instruments, and to do any and all things that such officers may deem necessary, proper, convenient or desirable in order to carry out and effectuate the intent and purposes of each of the foregoing resolutions, and that all actions taken (or caused to be taken) by such officers of the Corporation prior to the date of these resolutions, in connection with the actions contemplated by the foregoing resolutions or otherwise be, and they hereby are, confirmed, ratified and approved in all respects.

RESOLVED, this consent may be executed in multiple counterparts, all of which when taken together shall constitute one and the same consent; and it is further

RESOLVED, that this consent may be executed by facsimile signature and upon such execution shall have the same force and effect as an original; and it is further

RESOLVED, that, any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby, that are within the authority conferred thereby, are hereby ratified, confirmed and approved as the acts and deeds of the Corporation.

 [Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned, being all of the directors of the Corporation, consent hereto in writing as of March 7, 2014 and direct that this instrument be filed with the minutes of proceedings of the Board of Directors of the Corporation.

/s/ Harold Montgomery
Harold Montgomery

/s/ Craig Jessen
Craig Jessen

/s/ Laird Q. Cagan
Laird Q. Cagan

/s/ Shashank Joshi
Shashank Joshi